UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2005

Otelco Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32362	52-2126395
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On May 12, 2005, the board of directors of Otelco Inc. (the “Company”) adopted a long-term incentive plan.  The compensation committee of the Company’s board of directors will determine which employees of the Company or any of its subsidiaries are eligible to participate in the plan.  Under the plan, the Company will establish a Target EBITDA (as defined in the plan) before the start of each year.  In any year in which the Company’s Actual EBITDA exceeds Target EBITDA (“Excess EBITDA”), the Company will create an incentive pool amount for  participating employees consisting of (i)15% of the first $1 million, or any portion thereof, of Excess EBITDA and (ii) 20% of the amount by which Excess EBITDA exceeds $1 million.  The incentive pool amount will be divided by the fair market value of the Company’s income deposit securities (“IDSs”) on December 31 of each year and the compensation committee will determine the allocation of distributions of units (which consist of the right to receive the fair market value of an IDS as of its distribution date plus all dividend and interest payments made on the IDSs) under the plan to participating employees.  Units under the plan generally vest three years after their issue date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: May 18, 2005

	By:	/s/ Curtis L. Garner, Jr.
		Name:	Curtis L. Garner, Jr.
		Title:	Chief Financial Officer